As filed with the Securities and Exchange Commission on July 14, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RAPID MICRO BIOSYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	3826	20-8121647
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1001 Pawtucket Boulevard West, Suite 280

Lowell, MA 01854

978-349-3200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert Spignesi

President and Chief Executive Officer

Rapid Micro Biosystems, Inc.

1001 Pawtucket Boulevard West, Suite 280

Lowell, MA 01854

978-349-3200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stephen W. Ranere Wesley C. Holmes Latham & Watkins LLP 200 Clarendon Street Boston, MA 02116 (617) 948-6000	Edwin M. O’Connor Mitchell S. Bloom Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 (617) 570-1000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-257431

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
(Do not check if a smaller reporting company)		Emerging growth company	☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(1)(2)
Class A common stock, par value $0.01 per share	1,518,000	$20.00	$30,360,000	$3,313

(1)	Represents only the additional shares of Class A common stock being registered and includes additional shares of Class A common stock that the underwriters have an option to purchase. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-257431).

(2)	The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price. The Registrant previously paid a filing fee of $16,562 for the Registration Statement on Form S-1 (File No. 333-257431), which was declared effective on July 14, 2021. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $30,360,000 are hereby registered, which includes the additional shares that the underwriters have the option to purchase.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed with the Securities and Exchange Commission (the “SEC”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). This Registration Statement relates to the public offering of Class A common stock, par value $0.01 per share (the “Common Stock”), of Rapid Micro Biosystems, Inc. (the “Registrant”), contemplated by the Registration Statement on Form S-1, as amended (File No. 333-257431), initially filed with the SEC by the Registrant on June 25, 2021 (as amended, the “Prior Registration Statement”) pursuant to the Securities Act, which was declared effective by the SEC on July 14, 2021. The contents of the Prior Registration Statement, including all amendments and exhibits thereto, are incorporated by reference into this Registration Statement.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate number of shares of Class A common stock offered by the Registrant by 1,518,000 shares of its Class A common stock, which includes 198,000 shares of Class A common stock that may be sold pursuant to the underwriters’ option to purchase additional shares. The additional shares of Class A common stock that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement.

The required opinion and consents are listed in Part II, Item 16 of this Registration Statement and filed herewith.

PART II

Information Not Required in Prospectus

Item 16.	Exhibits

The following documents are filed as exhibits to this Registration Statement, and all other exhibits previously filed as exhibits to the Registrant's Registration Statement on Form S-1, as amended (File No. 333-257431), are incorporated by reference into, and shall be deemed to be a part of, this filing.

Exhibit Number	Description of Exhibit

5.1	Opinion of Latham & Watkins LLP (incorporated by reference to Exhibit 5.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-257431) filed on July 12, 2021).

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1*	Power of Attorney.

*            Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-257431) filed with the Securities and Exchange Commission on June 25, 2021 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lowell, State of Massachusetts, on this 14th day of July, 2021.

RAPID MICRO BIOSYSTEMS, INC.

By:	/s/ Robert Spignesi
Robert Spignesi
President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Robert Spignesi Robert Spignesi	President, Chief Executive Officer and Director (principal executive officer)	July 14, 2021

/s/ Sean Wirtjes Sean Wirtjes	Chief Financial Officer (principal financial and principal accounting officer)	July 14, 2021

*	Chairperson of the Board of Directors
Jeffrey Schwartz		July 14, 2021

*	Director
David Hirsch, M.D., Ph.D.		July 14, 2021

*	Director
Richard Kollender		July 14, 2021

*	Director
Melinda Litherland		July 14, 2021

*	Director
Natale Ricciardi		July 14, 2021

*	Director
Alexander Schmitz		July 14, 2021

*By:	/s/ Robert Spignesi
Attorney-in-fact